Exhibit 12.1

EXHIBIT 12.1

Rule 13a—14(a) Certificates

I, Bernard Looney, certify that:

1.	I have reviewed Amendment No. 1 to the annual report on Form 20-F/A of BP p.l.c.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report.

Date: 27 March 2020	/s/ Bernard Looney
Bernard Looney
Chief Executive Officer

I, Brian Gilvary, certify that:

1.	I have reviewed Amendment No. 1 to the annual report on Form 20-F/A of BP p.l.c.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report.

Date: 27 March 2020	/s/ Brian Gilvary
Brian Gilvary
Chief Financial Officer